Exhibit 10.4

~~DRAFT~~

CONSULTING-LICENSE AGREEMENT

This CONSULTING-LICENSE AGREEMENT (“this Agreement”) is effective as of September 1, 2007, by and between Alliance Management Partners, LLC, a United States Virgin Islands limited liability company (“Consultant”), and VCG Holding Corporation, a Colorado Corporation (Buyer), on behalf of Seller Equityholder, as defined in that certain Stock Purchase Agreement dated ~~August~~ September 14, 2007 (Seller”), which Stock Purchase Agreement is referred to as “the Stock Purchase Agreement.”

WHEREAS, Consultant, with its principal place of business located on St. Croix, United States Virgin Islands, and through its team of qualified staff individuals having a broad scope of business and financial expertise, provides specialized management, consulting and financial services ; and

WHEREAS, Buyer desires to receive financial, economic development, and management advice from Consultant, and to avail itself of the expertise, experience, contacts, advice, and facilities available to Consultant, and Seller desires to transfer over from Consultant to Buyer the use of certain proprietary management manuals and software, and other available training aids and spreadsheets, and to utilize the staff expertise from Consultant for the Stock Purchase by Buyer from Seller.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for the other good and valuable consideration paid over to Consultant, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.               Services. Seller agrees to retain Consultant to provide the following Services to Buyer under the terms and conditions of this Agreement:

(a)                                  Consult and advise as to decisions concerning the use of Seller’s resources for and on behalf of Buyer;

(b)                                 Make recommendations as to the use of the available management expertise and intellectual property, and to convey over to Buyer all available manuals and materials of Consultant and Seller; and

(c)                                  Carry out any consulting and advisory activities as the Seller and Buyer shall request in writing as to the Sale of the Seller’s business to Buyer pursuant to the Stock Purchase Agreement..

Consultant agrees to use commercially reasonable efforts in providing the Services to Buyer and Seller. Consultant shall render said Services in accordance with al USVI Economic Development Commission requirements, and shall do so at its offices in the USVI and through its USVI resident employees, and shall comply with all USVI Territorial laws and Regulations.

Consultant will promptly advise Seller and Buyer of any business facts, events or circumstances of which Consultant becomes aware that may be material to Seller’s business or sale transaction to Buyer.

2.               Proprietary Materials. Consultant shall convey to Buyer the proprietary materials and license rights as agreed and described in Exhibit A, attached hereto.

Consultant represents that it has and shall continue to develop certain proprietary materials and software unique to Seller’s business, and shall make all of its proprietary materials available to the Buyer in accordance with the terms set forth in the Stock Purchase Agreement. Consultant and Buyer agree that the proprietary materials are for the use of Buyer, solely, and may not be assigned transferred, or used for the benefit of any person. Notwithstanding anything to the contrary herein, Consultant may, from time to time, in its sole discretion, remove from the license conferred hereunder any of the proprietary materials as to which a license was previously conferred. In the event that any proprietary materials are so removed, the Buyer shall immediately cease using said materials and return same to Consultant. Except as specifically authorized by Consultant, Buyer shall refrain from altering or editing any proprietary materials it receives under this Agreement. Buyer acknowledges and agrees that Consultant and Seller shall retain absolute ownership of the proprietary materials as to which license rights are conferred hereunder, and that Consultant grants no right, title or interest in said proprietary materials to Buyer except as otherwise expressly provided in the Stock Purchase Agreement or herein through this Consulting License Agreement.

3.               Compensation. As consideration for the Services provided by Consultant, and in consideration of the materials and rights conferred by Consultant as set forth herein, Buyer shall distribute to Consultant the payment set forth on Exhibit B, attached hereto, and set forth on Exhibit 2.4 of the Stock Purchase Agreement.

4.               Status of Consultant. Consultant shall, for all legal purposes, be an independent contractor of Seller and Buyer, and nothing herein shall be construed as making Buyer or Seller a partner with or an employee of Consultant or any of its affiliates.

5.               Indemnification. Seller shall indemnify Consultant (which shall include, solely for purposes of this section, each of its managers, members, partners, and employees) and shall hold Consultant harmless from and against any expense, loss, liability or damage arising out of any claim asserted or threatened to be asserted as a consequence of any fraud, willful misconduct, bad faith or gross negligence of Seller or Buyer or its affiliates, and/or its partners or employees. Consultant shall indemnify Buyer against, and hold it harmless from, any expense, loss liability or damage arising out of any claim asserted or threatened to be asserted by any third party as a consequence of the fraud, willful misconduct, bad faith or gross negligence of Consultant, its affiliates, and/or its partners or employees. The indemnification under this paragraph shall extend to managers, partners, shareholders, officers, directors, investors, offerees, and agents of Buyer.

6.               Term and Termination. The term of this Agreement shall commence on September 1, 2007 as the “Commencement Date,” and shall terminate on the closing of the Purchase and Sale of the Stock as set forth in the Stock Purchase Agreement set forth hereinabove unless otherwise extended or terminated as provided in this Consulting Agreement or under applicable law; and shall be terminated not later than the closing of the Purchase and Sale of the stock of Kenja Corporation, a Florida Corporation.

7.               No Recourse. No recourse under or upon any obligation or covenant of this Agreement, or of any other agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any partner, officer, or employee of Consultant or Buyer; it being expressly understood that this Agreement and the obligation issued hereunder are solely company obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the members, officers, or employees of Consultant or Client by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom.

8.               Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed in either case by the parties hereto shall constitute a full or original Agreement for all purposes.

9.               Modification; Waiver. Except as otherwise expressly provided herein, this Agreement shall not be amended nor shall any provision of this Agreement be considered modified or waived unless evidenced by a writing signed by the party to be charged with such amendment, waiver or modification.

10.         Savings Clause. If any provision of this Agreement is ineffective or unenforceable for any reason, such provision will be deemed stricken from this Agreement and the other provisions of the Agreement will remain in full force and effect. In such event, the parties will agree in good faith on alternative terms that will replace the stricken provision and insofar as is possible effectuate the original intent of the undersigned parties.

11.         Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.

12.         Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the United States Virgin Islands.

13.         Confidentiality. The identify, ownership, operations and financial affairs of Client constitute “Confidential Information” to the extent such information is not part of the public record or otherwise available to the general public through readily accessible public sources (such as the Internet). Consultant and its employees, counsel and agents shall maintain all Confidential Information confidential and permit access to Confidential Information only to such persons who have a need to know such information to assist in the provisions of Services or to comply with applicable law or regulations, or court orders.

14.         Entire Agreement. This Agreement states the entire Agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous agreements and understandings are merged herein and superseded hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written

Seller Equityholder		Witness:

/s/G. Kenwood Gaines		[SIGNED BY WITNESS; SIGNATURE ILLEGIBLE]
G. Kenwood Gaines		Date 9-14-07

Buyer
VCG Holding Corporation

/s/Troy Lowrie		[SIGNED BY WITNESS; SIGNATURE ILLEGIBLE]
By:	President	Date 9-14-07

For Consultant:

ALLICANCE MANAGEMENT PARTNERS, LLC

/s/ G. Kenwood Gaines		[SIGNED BY WITNESS; SIGNATURE ILLEGIBLE]
By:	A& B Partners, LLC	Date 9-14-07
Its:	Manager

EXHIBIT A

Proprietary Materials and License Rights

WAIVED

EXHIBIT B

Payment Distribution

At the closing of the Stock Purchase, the payment of $550,000 set forth on Exhibit 2.4 of the Stock Purchase Agreement shall be paid to Consultant.